Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 9, 2025 with respect to the consolidated financial statements of ATIF Holdings Limited, for twelve months ended July 31, 2025 on Form S-3 (File No. 333-279799 and File No. 333-268927) of ATIF Holdings Limited filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts”.

/s/ Li CPA LLC

Colorado USA

December 9, 2025